Exhibit 10.11

ASSIGNMENT AGREEMENT
This Assignment Agreement (the “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Class A Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Class A Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.
    1.    Assignor: Credit Suisse AG, Cayman Islands Branch
    2.    Assignee: Atlas Securitized Products Funding 1, L.P.
3.    Borrower: Sunnova TEP Holdings, LLC
4.    Administrative Agent: Credit Suisse AG, New York Branch
    5.    Credit Agreement: Amended and Restated Credit Agreement, dated as of
March 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time), by and among Sunnova TEP Holdings, LLC, a Delaware limited liability company, Sunnova TE Management, LLC, a Delaware limited liability company, Credit Suisse AG, New York Branch, as Administrative Agent for the Lenders (including any Conduit Lender) that may become parties thereto, the
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Lenders, Wells Fargo Bank, National Association, as Paying Agent, and U.S. Bank National Association, as Verification Agent
6.    Assigned Interest:

Assignor	Assignee	Type of Advances Assigned (Class A or Class B)	Assignor’s Class A Advances Outstanding	Class A Commitment	Amount of Class A Commitment Assigned	Amount of Class A Advances Assigned	Percentage Assigned of Advanced Advances
Credit Suisse AG, Cayman Islands Branch	Atlas Securitized Products Funding 1, L.P.	Class A	$[***]	$[***]	100%	100%	100%

7.    Effective Date: March 27, 2023

[Signature pages follow]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

The terms set forth in this Assignment Agreement are hereby agreed to:
ASSIGNOR
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By:    /s/ Patrick Remmert Jr
Name: Patrick Remmert Jr
Title: Authorized Signatory
By:    _/s/ Joseph Speziale
Name: Joseph Speziale
Title: Authorized Signatory

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ASSIGNEE

ATLAS SECURITIZED PRODUCTS FUNDING 1, L.P.
By: Atlas Securitized BKR 1, L.P., its general partner

By: Atlas Securitized FundingCo GP LLC, its general partner

By: __/s/ Joseph Glatt
Name: Joseph Glatt
Title: President

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Consented to and Accepted:

SUNNOVA TEP HOLDINGS, LLC,
as Borrower

By: /s/ Margaret C. Fitzgerald________
Name:    Margaret C. Fitzgerald
Title:    Senior Vice President,
    Deputy General Counsel and Secretary

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Annex 1
Standard Terms and Conditions for
Assignment Agreement
Section 1.    Representations and Warranties.
    Section 1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the Borrower or any other Person of any of their respective obligations under any Transaction Document.
    Section 1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Class A Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.8 of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.8 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Class A Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Class A Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, and (vii) attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.
Section 2.    Payments.
From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
Section 3.    General Provisions.
This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy or other electronic format shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.